Exhibit 21.1


                                  Subsidiaries

1. Headwaters acquired a 100% interest in Hydrocarbon Technologies, Inc. ("HTI") by agreements entered into in May 2001 and that closed in August 2001. HTI's subsidiaries are:

         a.       Chemsampco, Inc. ("Chemsampco"), a New Jersey corporation;

         b. Hydrocarbon Technologies of Canada, Inc. ("HTC"), a Canadian corporation located in the province of Alberta.

2. Headwaters is a 50% member in Environmental Technologies Group, LLC, a Utah limited liability company of which Headwaters serves as manager. ETG is a special purpose entity that owns and plans to put into operations a synthetic fuel manufacturing facility.

3. Headwaters acquired a 100% interest in Industrial Services Group, Inc. ("ISG") by agreements entered into in July 2002 and that closed in September 2002. ISG's operating subsidiary is ISG Resources, Inc., a Utah corporation. The subsidiaries of ISG Resources, Inc. are:

         a. ISG Canada Limited, a Canadian corporation located in the Province of New Brunswick;
         b.       ISG Manufactured Products, Inc., a Utah corporation;
         c.       ISG Partner, Inc., a Utah corporation;
         d.       ISG Swift Crete, Inc., a Utah corporation;
         e. Flexcrete Building Systems, L.C., a Utah limited liability company;
         f.       Best Masonry & Tool Supply, Inc., a Texas corporation;
         g.       Don's Building Supply, L.P., a Texas limited partnership;
         h.       Lewis W. Osborne, Inc., a California corporation;
         i.       Magna Wall, Inc., a Texas corporation;
         j. Palestine Concrete Tile Company, L.P., a Texas limited partnership;
         k.       United Terrazzo Supply Co., Inc., a California corporation.


         The following chart illustrates Headwaters' corporate structure. The ownership of each subsidiary is 100%, except in the case of Environmental Technologies Group, LLC, in which Headwaters owns a 50% interest:

                            Headwaters Incorporated
                            -----------------------

                                 Environmental
Industrial Services              Technologies               Hydrocarbon
   Group, Inc                      Group, LLC             Technologies, Inc
   ----------                      ----------             -----------------

ISG Resources, Inc.                              Chemsampco, Inc.  Hydrocarbon
                                                                  Technologies
ISG Canada Limited                                               of Canada, Inc.

ISG Manufactured Products, Inc.

ISG Partner, Inc.

ISG Swift Crete, Inc.

Flexcrete Building Systems, L.C.

Best Masonry & Tool Supply, Inc.

Don's Building Supply, L.P.

Lewis W. Osborne, Inc.

Magna Wall, Inc.

Palestine Concrete Tile Company, L.P.

United Terrazzo Supply Co., Inc.